UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2014

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road, Suite 500
Waltham, MA 02451
(Address of principal executive offices) (Zip Code)
(781) 642-5900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, the Board of Directors (the “Board”) of Care.com, Inc. (the “Company”) elected Laura Lang to the Board. Ms. Lang has been designated as a Class III director and will serve until the Company’s 2016 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. Ms. Lang has not been, and as of the date of filing of this Current Report on Form 8-K is not expected to be, elected to any committees of the Board.

Ms. Lang was recommended for election to the Board by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter.

There are currently no arrangements or understandings between Ms. Lang and any other person pursuant to which Ms. Lang was elected as a director. There are currently no transactions in which Ms. Lang has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her election to the Board, Ms. Lang will receive a cash payment in the amount of $30,000 for her service on the Board through the end of the Company’s 2014 fiscal year, such amount to be pro-rated from the date of her election as a director until the end of the Company’s 2014 fiscal year. Ms. Lang also has been granted a stock option award under the Company’s 2014 Incentive Award Plan having a fair market value of $100,000, measured as of the date of grant.

On August 6, 2014, the Company issued a press release announcing Ms. Lang’s election to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Press Release issued by the Company on August 6, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	By:	/s/ John Leahy
John Leahy
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company on August 6, 2014